UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

EQUILLIUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 26, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Equillium, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 26, 2021, starting at 1:00 p.m. (Pacific Time).  The Annual Meeting will be a virtual stockholders meeting, which will be conducted via live webcast at www.proxydocs.com/EQ, for the following purposes:

1.	To elect the three nominees for Class III director named herein to hold office until the 2024 annual meeting of stockholders;
2.

To ratify, in a non-binding vote, the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and

3.	To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

To participate in the Annual Meeting virtually via the Internet, please visit www.proxydocs.com/EQ. In order to attend, you must register in advance at www.proxydocs.com/EQ prior to the deadline of May 25, 2021 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is April 1, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to Be Held on May 26, 2021 starting at 1:00 p.m. (Pacific Time) via live webcast at www.proxydocs.com/EQ.

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ

Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Bruce D. Steel
President and Chief Executive Officer

La Jolla, California

April 9, 2021

You are cordially invited to attend the Annual Meeting, conducted via live webcast, by registering at www.proxydocs.com/EQ. You will not be able to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may be instructed to obtain a legal proxy form from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you via email after you have successfully completed the registration process.

EQUILLIUM, INC.

2223 Avenida De La Playa, Suite 105

La Jolla, CA 92037

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held On May 26, 2021

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2020 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Equillium, Inc. (the “Company,” “Equillium,” “we,” “us,” or “our”), in connection with our 2021 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 9, 2021.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?

The Annual Meeting will be held via live webcast on Tuesday, May 26, 2021, starting at 1:00 p.m. (Pacific Time).  Stockholders may attend the Annual Meeting by registering at www.proxydocs.com/EQ.  This meeting will be completely virtual and will only be conducted via live webcast. There will be no physical meeting location.  Stockholders may vote and submit questions while connected to the Annual Meeting.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/EQ prior to the deadline of May 25, 2021 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting.  Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 1, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 29,040,270 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 1, 2021, your shares were registered directly in your name with Equillium’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to register and attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 1, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting in order to vote your shares at the Annual Meeting. Further instructions will be provided to you as part of your registration process.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of the three nominees for Class III director named herein to hold office until the 2024 annual meeting of stockholders; and
•

Proposal 2: Ratification of the selection by the Audit Committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

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VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/EQ. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to submit questions during the meeting.  Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Stockholders will be able to attend the Annual Meeting platform beginning at 12:45 p.m. (Pacific Time) on May 26, 2021 pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/EQ.

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TO VOTE BY PHONE: To vote over the telephone, dial toll-free 855-680-7102 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 1:00 p.m. Pacific Time on May 26, 2021 to be counted.

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TO VOTE BY INTERNET: You can vote over the Internet at www.proxypush.com/EQ by following the instructions on the Notice and Access Card or proxy card. Your internet vote must be received by 1:00 p.m. Pacific Time on May 26, 2021 to be counted.

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TO VOTE BY PROXY CARD: To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope we have provided or return it to: Proxy Tabulator for Equillium, Inc., P.O. Box 8016, Cary, NC 27512-9903.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, you should have received a voting instruction form with the Notice and Access Card from that organization rather than from Equillium. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must register at www.proxydocs.com/EQ prior to the deadline of May 25, 2021 at 5:00 p.m. (Eastern Time). You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instruction will be provided to you as part of your registration process.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 1, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion.  In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, the NYSE has advised us that Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, the NYSE has advised us that Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

Equillium will pay for the entire cost of soliciting proxies. In addition to these proxy materials, Equillium’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks or other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•

You may send a timely written notice that you are revoking your proxy to Equillium’s Secretary at 2223 Avenida de la Playa, Suite 105, La Jolla, CA 92037, provided that such notice is received no later than May 25, 2021.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 4, 2021, to the attention of the Secretary of Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, CA 92037. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between January 27, 2022 and February 25, 2022. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

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For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

•

To be approved, Proposal 2, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 29,040,270 shares outstanding and entitled to vote. Thus, the holders of 14,520,136 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at www.proxydocs.com/EQ.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are three Class III directors whose term of office expires in 2021: Daniel M. Bradbury, Martha J. Demski and Mark Pruzanski, M.D. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Mr. Bradbury is the current Executive Chairman of the Board and Ms. Demski and Dr. Pruzanki are current directors of the Company.  Each were recommended for reelection to the Board by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.  All then-current directors of the Company attended our annual meeting of stockholders in 2020.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Bradbury, Ms. Demski and Dr. Pruzanski. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Company. Each of Mr. Bradbury, Ms. Demski and Dr. Pruzanski has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting

Daniel M. Bradbury, 59, has served as our Executive Chairman of our Board since January 2020 and has been a member and the chairman of our Board since March 2017. He served as our Chief Executive Officer from June 2018 through December 2019. Mr. Bradbury is a co-founder of Equillium and served as our President from March 2017 until June 2018. Mr. Bradbury is the founder and has served as the managing member of BioBrit, LLC (“BioBrit”), a life science consulting and investment firm, since September 2012. Mr. Bradbury served as President, Chief Executive Officer and a director of Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from March 2007 until Amylin’s acquisition by Bristol-Myers Squibb Company in August 2012. Prior to Amylin, Mr. Bradbury worked in marketing and sales for 10 years at SmithKline Beecham Pharmaceuticals, a privately-held pharmaceutical company. Mr. Bradbury serves on the board of directors of numerous private companies and the following publicly-held companies: Castle Biosciences, Biocon Ltd. and Intercept Pharmaceuticals, Inc. Mr. Bradbury previously served on the board of directors of BioMed Realty Trust, Inc., a publicly-held real estate investment trust company, from 2013 to 2016; Corcept Therapeutics Incorporated, a publicly-held biotechnology company, from 2012 to 2019; Geron Corporation, a publicly-held biotechnology company, from 2012 to 2019; Illumina, Inc., a publicly-held biotechnology company, from 2004 to 2017; Panacea Acquisition Corporation, a publicly-held special purpose acquisition company, from 2020 to 2021; and Syngene International Ltd., a publicly-held science research company, from 2015 to 2016. Mr. Bradbury holds a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Bradbury’s experience as our former Chief Executive Officer and his other executive and board experience, qualifies him to serve as a member of our Board.

Martha J. Demski, 68, has served as a member of our Board since September 2018. From August 2011 to May 2017, Ms. Demski served as Senior Vice President and Chief Financial Officer of Ajinomoto Althea, Inc., now known as Ajinomoto Bio-Pharma Services, a privately-held fully-integrated contract development and manufacturing organization. From July 2008 to December 2010, Ms. Demski served as the Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center, a non-profit corporation that was engaged in biomedical research. Previously, Ms. Demski served as Vice President and Chief Financial Officer of Vical Incorporated, a publicly-held biopharmaceutical company, from December 1989 to June 2004. Ms. Demski currently serves as the chair and a member of the audit committee of the board of directors of Chimerix, Inc., a publicly-held biopharmaceutical company, and on the board of directors, as the chair of the audit committee and as a member of the compensation committee, of Adamas Pharmaceuticals, Inc. and ADMA Biologics, Inc., both publicly-held biotechnology companies. Prior to 2018, Ms. Demski was a member of the board of directors, chair of the audit committee and member of the compensation committee, nominating and governance committee, and operating committee of Neothetics, Inc., a publicly-held biotechnology company that merged with Evofem Biosciences, Inc. in 2018. Ms. Demski is a National Association of Corporate Directors Board Governance Fellow. In 2017, she received the Director of the Year in Corporate Governance award by the Corporate Directors Forum. Additionally, Ms. Demski has over 13 years of banking experience with Bank of America. Ms. Demski earned a B.A. from Michigan State University and an M.B.A. from The University of Chicago Booth School of Business with concentrations in accounting and finance.

Our Nominating and Corporate Governance Committee and Board believe that Ms. Demski is qualified to serve on our Board due to her more than 30 years’ experience in the fields of finance and biotechnology as well as her experience as a member of various boards of directors.

Mark Pruzanski, M.D., 53, has served as a member of our Board since September 2018. Dr. Pruzanski is a co-founder and member of the board of directors, and from 2002 until January 2021, served as President and Chief Executive Officer, of Intercept Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. Dr. Pruzanski has over 20 years of experience in life sciences company management, venture capital and strategic consulting. Prior to co-founding Intercept, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co-author of a number of scientific publications and is named as an inventor on several patents. Dr. Pruzanski currently serves on the boards of the Emerging Companies Section of the Biotechnology Innovation Organization, a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Pruzanski is qualified to serve on our Board due to his experience in founding, managing and building life sciences companies as well as his venture capital experience.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2022 Annual Meeting

Stephen Connelly, Ph.D., 39, has served as our Chief Scientific Officer since January 2018 and as a member of our Board since March 2017. Dr. Connelly is a co-founder of Equillium and served as a consultant from March 2017 until January 2018. Dr. Connelly has served as a principal at BioMed Ventures, an investment firm owned by BioMed Realty, LP, since March 2016. From March 2014 to March 2016, Dr. Connelly served as the Director of Business Development and Therapeutic Alliances at aTyr Pharma, Inc., a publicly-held biotechnology company. Prior to that, Dr. Connelly was a Senior Scientist at The Scripps Research Institute from March 2012 to March 2014, where he worked on multiple drug discovery projects spanning different therapeutic areas. Dr. Connelly has broad experience in conducting novel and innovative research and has published over 30 original scientific papers and patents. Dr. Connelly received a B.S. in Medicinal Chemistry and a Ph.D. in Biological Chemistry from the University of Exeter, United Kingdom, and an M.B.A. from the Rady School at University of California, San Diego.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Connelly’s scientific and research expertise qualify him to serve on our Board.

Bala S. Manian, Ph.D., 75, has served as a member of our Board since May 2017. Dr. Manian has served on the board of directors of Syngene International Ltd., a publicly-held contract research and manufacturing organization based in India, since June 2015. Dr. Manian has served as Chief Executive Officer and chairman of the board of directors of ReaMatrix, Inc., a privately-held biotechnology company, since 2004. Dr. Manian has served as Executive Chairman of LeukoDx Inc., a privately-held biotechnology company, since May 2017. Dr. Manian founded and served as chairman of the board of directors of Lumisys Incorporated, a publicly-held medical systems company, from 1987 to 1994, of Molecular Dynamics, Inc., a publicly-held genetic discovery and analysis company, from 1987 to 1994, and of Biometric Imaging, Inc., a privately-held biotechnology company, from 1993 to 1998. Dr. Manian also co-founded Quantum Dot Corporation and SurroMed Inc. Dr. Manian currently serves on the board of directors and as a member of the audit and nominating and corporate governance committees, of Vaccinex, Inc., a publicly-held biotechnology company. Dr. Manian received a B.S. in Physics from Loyola College, Chennai, a postgraduate level Diploma in Instrumentation from the Madras Institute of Technology, Chennai, an M.S. in Applied Optics from the University of Rochester, and a Ph.D. in Mechanical Engineering from Purdue University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Manian’s experience in founding, managing, and building companies and scientific and research experience qualify him to serve on our Board.

Directors Continuing in Office Until the 2023 Annual Meeting

Charles McDermott, 49, has served as a member of our Board since September 2018. Mr. McDermott has served as Chairman, President and Chief Executive Officer of Primmune Therapeutics, Inc., a privately-held biotechnology company, since March 2019. From September 2017 to May 2018, Mr. McDermott served as President and Chief Business Officer of Impact Biomedicines, Inc., a privately-held biotechnology company. Prior to that, Mr. McDermott served as President and Chief Business Officer of Kala Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from June 2015 to August 2017. Previously, he served as Interim President and Chief Business Officer of Kala from October 2014 to June 2015 and as Executive Vice President of Business Development of Kala from June 2013 to October 2014. Prior to joining Kala, Mr. McDermott served first as Director and then Vice President of Business Development, Eye Care and Drug Delivery at Allergan plc, a publicly-held global pharmaceutical company, where he worked from April 2005 to May 2013. Prior to joining Allergan, Mr. McDermott held a variety of business development positions at deCODE Genetics, Inc. (now DGI Resolutions, Inc.), a privately-held biopharmaceutical company, from January 2001 to March 2005. Prior to deCODE Genetics, Mr. McDermott was a research scientist in the angiogenesis pharmacology group at Agouron Pharmaceuticals, Inc. Mr. McDermott currently serves as an Advisor to Omega Funds, an investment firm that creates and invests in life sciences companies. Mr. McDermott holds an M.B.A. from the University of San Diego, an M.A. in Molecular, Cellular and Developmental Biology from the University of California at Santa Barbara, a B.S. in Biochemistry and Molecular Biology from the University of California Santa Cruz and a Certificate in Clinical Trial Design and Management from the University of California San Diego Extension.

Our Nominating and Corporate Governance Committee and Board believe that Mr. McDermott is qualified to serve on our Board due to his biopharmaceutical and executive experience.

Bruce D. Steel, 54, has served as our President and Chief Executive Officer since January 2020 and as a member of our Board since March 2017. He served as our President and Chief Business Officer from June 2018 through December 2019. Mr. Steel is a co-founder of Equillium. Mr. Steel is the founder and has served as the Managing Director of BioMed Ventures, an investment firm owned by BioMed Realty, LP, since 2010. From 2008 to 2010, Mr. Steel served as the Chief Business Officer at Anaphore, Inc., a privately-held pharmaceutical company. Prior to that, Mr. Steel was co-founder and Chief Executive Officer of Rincon Pharmaceuticals, Inc., a genetic engineering biotechnology company, from 2005 until its acquisition in 2008. Mr. Steel also previously served as the Head of Corporate Development at Ambit Biosciences Corporation from 2002 to 2005. Mr. Steel previously served on the board of directors of Zosano Pharma Corporation, a publicly-held biopharmaceutical company, from 2012 to 2017. Mr. Steel received his B.A. degree from Dartmouth College and M.B.A. degree from the Marshall School of Business at the University of Southern California, and he holds the designation of Chartered Financial Analyst.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Steel is qualified to serve on our Board due to his experience in founding, managing and building companies and investment experience.

Yu (Katherine) Xu, Ph.D., 49, has served as a member of our Board since February 2021. Dr. Xu is a partner at Decheng Capital and has been with the firm since May 2019. Prior to joining Decheng Capital, Dr. Xu was Partner, Senior Biotechnology Analyst, Co-Group Head of the Biopharmaceutical Equity Research team at William Blair & Company based in New York between 2011 and April 2019. Prior to joining William Blair, Dr. Xu was Senior Vice President and Senior Biotechnology Analyst at Wedbush Securities, Vice President and Senior Biotechnology Analyst at Credit Suisse, and Senior Biotechnology Analyst at Pacific Growth Equities. Dr. Xu was recognized by the Financial Times/StarMine “World’s Top Analysts” listing, ranking No. 7 overall for stock-picking in the United States for 2010, and No. 2 for stock-picking in biotechnology for 2011. She received the No. 2 ranking in the Wall Street Journal's “Best on the Street” listing for biotechnology for 2011 as well. Before her move to equity research, Dr. Xu was Vice President of Investment Banking at Petkevich & Partners, a boutique investment banking firm in San Francisco focused on the life sciences industry, where she advised companies on a variety of engagements including mergers and acquisitions, workouts, spinouts, and private placements.  Dr. Xu holds a Ph.D. in developmental biology and a Ph.D. minor in engineering-economic systems and operations research from Stanford University Schools of Medicine and Engineering, respectively. She attended Peking University in Beijing before transferring to Kalamazoo College in Michigan in her junior year, where she gained her B.A. with honors. Dr. Xu serves on the board of directors for The 1990 Institute and The Overseas Young Chinese Forum, two China-related non-profit organizations.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Xu is qualified to serve on our Board due to her scientific and research experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules: Dr. Manian, Mr. McDermott, Ms. Demski, Dr. Pruzanski and Dr. Xu. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Bradbury, Dr. Connelly and Mr. Steel are not considered independent because of their current employment with us.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by our Executive Chairman, Mr. Bradbury. In January 2020, Mr. Bradbury transitioned from his prior role of Chief Executive Officer to Executive Chairman of our Board of Directors. With Mr. Bradbury’s extensive history with and knowledge of our company, we believe his role as our Executive Chairman will facilitate a regular flow of information between the Board and management and ensure that they both act with a common purpose. Our Board does not have a lead independent director.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met eight times and acted by unanimous written consent five times during 2020. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2020.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2020 for each of these committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance
Martha J. Demski	X*	X
Bala S. Manian, Ph.D.	X	X*
Charles McDermott	X		X*
Mark Pruzanski, M.D.			X
Total meetings in 2020	8	4	1

*	Committee Chairperson

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•

reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•	reviewing, on a periodic basis, our investment policy; and
•	reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee was composed of three directors in 2020: Ms. Demski (chair), Dr. Manian and Mr. McDermott. The Audit Committee met eight times during the 2020 fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The Board has also determined that Ms. Demski qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Demski’s level of knowledge and experience based on a number of factors, including her formal education, prior experience, business acumen and independence.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Martha J. Demski (Chair)

Bala S. Manian, Ph.D.

Charles McDermott

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of the Board is composed of two directors: Dr. Manian (chair) and Ms. Demski. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The Compensation Committee met four times during the 2020 fiscal year and acted by written consent one time during the 2020 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee our compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•	reviewing and making recommendations to the full Board regarding the compensation and other terms of employment of our executive officers;
•

reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisers as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•

reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and
•	reviewing and assessing, on an annual basis, the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least three times per year and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and our personnel. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In July 2020, after taking into account the six factors prescribed by the SEC and Nasdaq described above, we re-engaged Radford, an Aon Hewitt Company, as our compensation consultant. As part of its engagement, Radford was requested by the Compensation Committee to re-evaluate the peer group of comparative companies and to perform analyses of compensation levels for that group. Radford developed an updated peer group and related recommendations that were presented to the Compensation Committee for its consideration in evaluating and approving salary, bonus and equity compensation decisions for our named executive officers during 2020. The publicly-traded peer companies selected and used as part of Radford’s market compensation analysis for 2020 were: AVRBIO, Inc., Calithera Biosciences, Inc., Catalyst Biosciences, Inc., Conus Pharmaceuticals, Inc., Crinetics Pharmaceuticals, Inc., Gritstone Oncology, Inc., Immune, Inc., Jounce Therapeutics, Inc., Kezar Life Sciences, Inc., Mustang Bio, Inc., Pfenex Inc., PhaseBio Pharmaceuticals, Inc., Pieris Pharmaceuticals, Inc., Selecta Biosciences, Inc., Spero Therapeutics, Inc., Surface Oncology, Inc. Tocagen, Inc. and Unity Biotechnology, Inc. In August 2020, the Compensation Committee requested Radford undertake a market comparison analysis to assist with evaluating salary, bonus and equity compensation for our executives, including our named executive officers, for 2021. The publicly-traded peer companies selected and used as part of Radford’s market compensation analysis for 2021 were: Alpine Immune Sciences, Aridis Pharmaceuticals, Calithera Biosciences, Inc., Catalyst Biosciences, Inc., Cidara

Therapeutics, Corvus Pharmaceuticals, Crinetics Pharmaceuticals, Evelo Biosciences, Gritstrone Oncology, Immunic, Jounce Therapeutics, Kezar Life Sciences, Inc., Mustang Bio, PhaseBio Pharmaceuticals, Inc., Pieris Pharmaceuticals, Inc., Selecta Biosciences, Inc., Soleno Therapeutics, Spero Therapeutics, Inc., Surface Oncology and Unity Biotechnology.

The Compensation Committee holds one or more meetings at the end of the year and/or during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of two directors: Mr. McDermott (chair) and Dr. Pruzanski. Both members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during the 2020 fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board, consistent with criteria approved by our Board;
•	determining the minimum qualifications for service on our Board;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board;
•	evaluating nominations by stockholders of candidates for election to our Board;
•	considering and assessing the independence of members of our Board;
•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of our stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037. These communications will be reviewed by the Secretary of Equillium who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Company’s website at www.equilliumbio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website or in a current report on Form 8-K.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company’s financial statements since 2017. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us by KPMG for the fiscal years ended December 31, 2020 and 2019:

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees (1)	$464,660	$402,785
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$464,660	$402,785

(1)

Fees for audit services include fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and review of registration statements and related issuances of consents.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2020 financial statements, we entered into an engagement agreement with KPMG that sets forth the terms by which KPMG will perform audit services for us.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS

Daniel M. Bradbury, 59, has served as our Executive Chairman of our Board since January 2020 and has been a member and the chairman of our Board since March 2017. For additional information regarding Mr. Bradbury’s industry experience and education, see above under “Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting.”

Bruce D. Steel, 54, has served as our President and as our Chief Executive Officer since January 2020 and as a member of our Board since March 2017. Mr. Steel served as our President and Chief Business Officer from June 2018 through December 2019. For additional information regarding Mr. Steel’s industry experience and education, see above under “Directors Continuing in Office Until the 2023 Annual Meeting.”

Stephen Connelly, Ph.D., 39, has served as our Chief Scientific Officer since January 2018 and as a member of our Board since March 2017. For additional information regarding Dr. Connelly’s industry experience and education, see above under “Directors Continuing in Office Until the 2022 Annual Meeting.”

Jason A. Keyes, 50, has served as our Chief Financial Officer since March 2018 and also has served as a director of our Australian subsidiary since January 2019. From January 2013 to February 2018, Mr. Keyes held positions of increasing responsibility at Orexigen Therapeutics, Inc., a publicly-held pharmaceutical company which filed a voluntary petition for Chapter 11 bankruptcy in March 2018, most recently as Executive Vice President and Chief Financial Officer. Mr. Keyes held positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from August 2007 until January 2013, most recently as Senior Director of Finance. Prior to joining Amylin, Mr. Keyes held positions of increasing responsibility in finance and corporate strategy at Amgen Inc., a publicly-held biopharmaceutical company, and Baxter Healthcare Corporation, a publicly-held healthcare company. Mr. Keyes has served on the board of directors, and as a member of the audit and compensation committees, of Sesen Bio, Inc., a publicly-held biopharmaceutical company, since February 2020. Mr. Keyes received his B.S. and M.S. degrees in Civil Engineering from Stanford University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

Joel Rothman, 52, has served as our Chief Development Officer since January 2021 and also has served as a director of our Australian subsidiary since December 2020.  He served as our Senior Vice President, Development Operations between December 2019 and December 2020 and as our Vice President, Development Operations between September 2018 and December 2019. Prior to joining Equillium, Mr. Rothman led development operations in the Vice President role for several other leading pharmaceutical and biotechnology companies including at Cytokinetics, Inc. from January 2017 to September 2018, at Raptor Pharmaceuticals, Inc. (acquired by Horizon Pharma plc.) from June 2015 to January 2017 and he was with Jazz Pharmaceuticals, Inc. from 2004 until June 2015 prior to his time with Raptor Pharmaceuticals, Inc. Earlier in his career, Joel served in senior roles at ICON Clinical Research, leading strategic business development and regional operations. Additionally, he has held positions in clinical research, operations and development at Anergen, Genentech and Procter & Gamble Pharmaceuticals. Joel received his Bachelor of Science in Biology from Albright College.

Dolca Thomas, M.D., 50, has served as Executive Vice President of Research & Development and Chief Medical Officer since January 2021. Dr. Thomas has over 20 years of medical, drug development and operations experience in healthcare and biotechnology industries. Dr. Thomas has served as a director of Chinook Therapeutics, Inc., a publicly-held biotechnology company, since October 2020. From October 2018 until its acquisition by Sanofi in September 2020, Dr. Thomas served as Chief Medical Officer of Principia Biopharma Inc., where she was responsible for the strategy and execution of clinical research and development from IND-enabling studies through registrational approval and post-marketing across clinical portfolio of assets and indications. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche Group, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to May 2016, including as Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to 2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development. Prior to her career in drug development, Dr. Thomas was a faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. Dr. Thomas received her B.A. degree in sociology from Cornell University in 1992 and her M.D. from Cornell Medical College in 1997. Dr. Thomas completed her residency in internal medicine, in addition to her post-doctoral training in nephrology and transplantation at New York Presbyterian Hospital, Weill Cornell Medical Center and received board certification in Internal Medicine and Nephrology by the American Board of Internal Medicine in 2001 and 2004, respectively.

Christine Zedelmayer, 51, has served as Senior Vice President, Chief Operating Officer since January 2020. Ms. Zedelmayer served as our Vice President of Operations from February 2018 through December 2019. Prior to Equillium, Ms. Zedelmayer was owner and principal consultant at Centerra Consulting, LLC, a project management and investor relations consulting firm focused on life sciences, from 2012 to February 2018, where she led strategic business development projects for clients and served as head of investor relations for a variety of medical device companies. Prior to Centerra, from 2003 to 2012, Ms. Zedelmayer held a variety of roles at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, including Senior Director of Alliance Management, where she led the global collaboration with Eli Lilly and as Executive Director of Investor Relations. Before joining Amylin, Ms. Zedelmayer held various leadership positions within project management at Amgen Inc., a publicly-held biopharmaceutical company, Ligand Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, and Hybritech, Inc., a privately-held medical diagnostics company. Ms. Zedelmayer received her B.S. in Electrical Engineering at San Diego State University and a M.B.A. with Finance emphasis at California Lutheran University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2021 by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of its common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,040,270 shares outstanding on April 1, 2021, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is: c/o Equillium, Inc., 2223 Avenida De La Playa, Suite 105, La Jolla, CA 92037.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
Biocon SA (1)	2,316,134	8.0%
Victory Capital Management, Inc. (2)	2,798,132	9.6%
Decheng Capital Global Life Sciences Fund IV, L.P. (3)	4,271,423	14.7%
Decheng Capital Global Healthcare Fund (Master), LP (3)	1,461,598	5.0%
Named Executive Officers and Directors
Daniel M. Bradbury (4)	3,804,078	13.1%
Bruce D. Steel (5)	3,913,146	13.4%
Stephen Connelly, Ph.D. (6)	1,090,500	3.7%
Martha J. Demski (7)	59,799	*
Bala S. Manian, Ph.D. (8)	80,433	*
Charles McDermott (9)	79,715	*
Mark Pruzanski, M.D. (10)	59,799	*
Yu (Katherine) Xu, Ph.D. (11)	1,666	*
All current executive officers and directors as a group (12 persons) (12)	9,856,957	32.7%

*	Less than one percent.
(1)	The address of Biocon SA is c/o BDO SA, Rue de l’Avenir 2, 2800 Delémont, Switzerland.
(2)

Information is based solely on a Schedule 13G/A filed with the SEC on February 3, 2021 by Victory Capital Management, Inc. (“Victory”). The Schedule 13G/A indicates that Victory has sole voting power with respect to 2,722,722 shares and sole dispositive power with respect to 2,798,132 shares. The address of Victory is 4900 Tiedeman Rd., 4th floor, Brooklyn, OH 44144.

(3)

Information is based solely on a Schedule 13D filed with the SEC on February 16, 2021 by Decheng Capital Global Life Sciences Fund IV, L.P. (“Fund IV”), Decheng Capital Global Healthcare Fund (Master), LP (“Public Fund”), Decheng Capital Management IV (Cayman), LLC (“General Partner IV”), Decheng Capital Global Healthcare GP, LLC (“Public General Partner”) and Xiangmin Cui (“Dr. Cui”). The Schedule 13D indicates that (i) Fund IV and General Partner IV have shared voting power and shared dispositive power with respect to 4,271,423 shares of common stock, which consists of 3,285,710 shares of common stock and 985,713 shares of common stock issuable upon exercise of warrants, which are held by Fund IV, of which the General Partner IV is the general partner of Fund IV, (ii) Public Fund and Public General Partner have shared voting power and shared dispositive power with respect to 1,461,598 shares of common stock, which consists of 1,161,598 shares of common stock and 300,000 shares of common stock issuable upon exercise of warrants, which are held by Public Fund, of which the Public General Partner is the general partner of Public Fund, and (iii) Dr. Cui has shared voting power and shared dispositive power with respect to 5,733,021 shares of common stock, which consists of 4,447,308 shares of common stock and 1,285,713 shares of common stock issuable upon exercise of warrants, which are held by Fund IV and Public Fund, of which Dr. Cui is the managing director of General Partner and Public General Partner.  The address of Fund IV, Public Fund,

General Partner IV, Public General Partner and Dr. Cui is Ugland House, PO Box 309, Grand Cayman, KY1-1104, Cayman Islands.
(4)

Consists of (i) 1,838,688 shares of common stock held by BioBrit, of which Mr. Bradbury is the managing member, (ii) 742,399 shares of common stock held by The Bradbury Family 2009 Irrevocable Trust dated September 1, 2009, (iii) 565,454 shares of common stock held by Annette E Bradbury & Daniel M Bradbury TTEE Annette E Bradbury Irrev. Descendant's Trust dated November 24, 2020, (iv) 565,454 shares of common stock held by Annette E Bradbury & Daniel M Bradbury TTEE Daniel M Bradbury Irrev. Descendant's Trust dated November 24, 2020 and (v) 92,083 shares of common stock that Mr. Bradbury has a right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(5)

Consists of (i) 48,495 shares of common stock held by Mr. Steel, (ii) 3,232,500 shares of common stock held by Bruce D. Steel, as trustee of the Steel Family Revocable Trust dated June 5, 2002, (iii) 431,000 shares of common stock held by Kevin N. Steel, as trustee of the Sierra Kathleen Steel Trust of January 1, 2005 and (iv) 201,151 shares of common stock that Mr. Steel has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(6)

Consists of (i) 993,000 shares of common stock held by Dr. Connelly and (ii) 97,500 shares of common stock that Dr. Connelly has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(7)

Consists of (i) 23,799 shares of common stock held by the Martha J. Demski Trust Dated October 1, 1994, 8,925 shares of which were subject to a right of repurchase by us as of April 1, 2021 and (ii) 36,000 shares of common stock that Ms. Demski has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(8)

Consists of (i) 23,799 shares of common stock held by Dr. Manian, 7,438 shares of which were subject to a right of repurchase by us as of April 1, 2021 and (ii) 56,634 shares of common stock that Dr. Manian has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(9)

Consists of (i) 23,799 shares of common stock held by the McDermott Family Trust Dated November 25, 2002, 8,925 shares of which were subject to a right of repurchase by us as of April 1, 2021 and (ii) 55,916 shares of common stock that Mr. McDermott has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(10)

Consists of (i) 23,799 shares of common stock held by Dr. Pruzanski, 8,925 shares of which were subject to a right of repurchase by us as of April 1, 2021 and (ii) 36,000 shares of common stock that Dr. Pruzanski has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

(11)	Represents shares of common stock that Dr. Xu has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.
(12)

Consists of (i) the shares described in Notes (4) through (11) above, (ii) 120,720 shares of common stock held by the Keyes Trust Dated September 10, 2004 and beneficially owned by Jason A. Keyes, our Chief Financial Officer, 37,180 shares of which were subject to a right of repurchase by us as of April 1, 2021, (iii) 12,176 shares of common stock held by Mr. Keyes, (iv) 71,250 shares of common stock that Mr. Keyes has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options, (v) 81,477 shares of common stock held by Christine Zedelmayer, our Chief Operating Officer, 12,394 shares of which were subject to a right of repurchase by us as of April 1, 2021, (vi) 95,695 shares of common stock that Mrs. Zedelmayer has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options, (vii) 15,249 shares of common stock held by Joel Rothman, our Chief Development Officer, and (viii) 155,182 shares of common stock that Mr. Rothman has the right to acquire from us within 60 days of April 1, 2021 pursuant to the exercise of stock options.

EXECUTIVE AND DIRECTOR COMPENSATION

Our named executive officers for the year ended December 31, 2020, which consist of our principal executive officer and our two other most highly compensated executive officers, were:

•	Stephen Connelly, Ph.D., our Chief Scientific Officer;
•	Krishna R. Polu, M.D.*, our Executive Vice President, Research and Development and Chief Medical Officer; and
•	Bruce D. Steel, our President and Chief Executive Officer.
*	Dr. Polu resigned effective as of December 31, 2020

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2020 and December 31, 2019.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Total ($)
Stephen Connelly, Ph.D.	2020	386,250	123,198	130,359	639,807
Chief Scientific Officer	2019	362,500	—	122,344	484,844
Krishna R. Polu, M.D. (3)	2020	450,000	—	162,000	612,000
Former Executive Vice President, Research and Development and Chief Medical Officer	2019	409,375	951,372	147,375	1,508,122
Bruce D. Steel	2020	198,419(4)	367,887	216,000	782,306
President and Chief Executive Officer	2019	395,833	820,535	142,500	1,358,868

__________________________

(1)

In accordance with SEC rules, amounts shown in this column reflect the aggregate grant date fair value of the stock option awards computed in accordance with Financial Accounting Standard Board (“FASB”), Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)

The 2020 amounts shown in this column represent performance bonuses earned in 2020, which were paid in cash in March 2021. The 2019 amounts shown in this column represent performance bonuses earned in 2019, which were paid in cash in March 2020.

(3)	Effective as of December 31, 2020, Dr. Polu resigned as our Executive Vice President, Research and Development and Chief Medical Officer.
(4)	In May 2020, Mr. Steel voluntarily agreed to an 85% reduction in his base salary otherwise payable for the remainder of 2020.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

Annual Base Salary

The 2020 annual base salaries for our named executive officers are provided below:

Name	2020 Base Salary ($)
Stephen Connelly, Ph.D.	386,250
Krishna R. Polu, M.D.	450,000
Bruce D. Steel	400,000*

* In May 2020, Mr. Steel voluntarily agreed to an 85% reduction in his base salary otherwise payable for the remainder of 2020.

In December 2020, the Compensation Committee approved an increase in the annual base salaries for Mr. Steel and Dr. Connelly to $440,000 and $400,000, respectively.  These changes to annual base salaries were effective as of January 1, 2021.

Bonus Compensation

With respect to 2020, each of our named executive officers were eligible to receive a performance-based bonus based on the attainment of individual and corporate objectives. The 2020 performance-based bonus awards were determined by multiplying the bonus target opportunity for each named executive officer by a corporate performance factor established by our Compensation Committee based on our performance as measured against our corporate goals and additional unanticipated performance achievements during the year. The Compensation Committee sets the target bonus opportunity at the beginning of the year, based primarily on data provided by Radford.

The target bonus opportunity as a percentage of 2020 base salary for each of our named executive officers was as follows:

Name	2020 Target Bonus (% of annual base salary)
Stephen Connelly, Ph.D.	37.5%
Krishna R. Polu, M.D.	40%
Bruce D. Steel	60%

In December 2020, the Compensation Committee reviewed our corporate performance and noted that we made substantial progress on our clinical development and business goals, as well as achieved various additional accomplishments during 2020. Such progress included the following:

•	Released positive interim data through Cohort 3 from the Phase 1b clinical trial for the treatment of acute graft-versus-host disease (aGVHD) in the second half of 2020;
•

Released interim data through Cohort 4 from the Type A part of the Phase 1b clinical trial for the treatment of lupus/lupus nephritis in the second half of 2020. The Type A part is in patients with systemic lupus erythematosus (SLE) without active lupus nephritis;

•

Developed soluble CD6-ALCAM biomarker assay and validated it for clinical trials in 2020, generated data sets of soluble CD6 and ALCAM supportive of biomarker development in both lupus nephritis and asthma by the end of 2020 and continued to raise the profile of the CD6 pathway with at least two presentations and one manuscript accepted in a reputable, peer-reviewed journal by the end of 2020; and

•

Raised sufficient capital from an underwritten follow-on offering and pursuant to an at-the-market program to ensure that the Company’s cash runway extended beyond one year and did not pose a going concern risk as of the end of 2020.

In addition, the Compensation Committee recognized that due to the COVID-19 pandemic, enrollment in the Phase 1b clinical trial for the treatment of uncontrolled moderate to severe asthma was paused for four months, impacting the ability to release interim data by the end of 2020.

As a result, the Compensation Committee approved 2020 performance cash bonus payments to our named executive officers based on an assessment of corporate performance during 2020. Dr. Connelly was awarded a $130,359 bonus, Dr. Polu was awarded a $162,000 bonus and Mr. Steel was awarded a $216,000 bonus, in each case in recognition of a 90% performance achievement level.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers. The Board and Compensation Committee are responsible for approving equity grants. To date, stock option awards are the only form of equity awards we have granted to our named executive officers.

We have historically used stock options as an incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. We may grant equity awards at such times as our Board and/or Compensation Committee determines appropriate. Other than our founders, our executive officers generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us. Additional grants may occur periodically in order to retain and specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to our initial public offering in October 2018, we granted all stock options pursuant to our 2017 Equity Incentive Plan (“2017 Plan”). Following our initial public offering, we have granted and will grant equity incentive awards under the terms of our 2018 Equity Incentive Plan (“2018 Plan”). The terms of the 2017 Plan and the 2018 Plan are described below under “—Equity Benefit Plans.”

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period subject to continued service and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “— Outstanding Equity Awards at Fiscal Year-End.”

In May 2020, the Compensation Committee granted options to purchase 60,000 shares of our common stock to each of Dr. Connelly and Mr. Steel at an exercise price of $2.80 per share, and an additional option to purchase 100,110 shares of our common stock to Mr. Steel at an exercise price of $3.53 per share (the “Steel Retention Grant”). With the exception of the Steel Retention Grant, each of the options vests as to 25% of the shares on May 19, 2021 with the balance of shares vesting in approximately equal monthly installments over the remaining 36 months, subject to the respective named executive officer’s continued service with us and subject to full acceleration of all of the shares in the event the respective named executive officer is terminated by us without cause or resigns for good reason within 12 months after a change in control.  The Steel Retention Grant was granted concurrent with his May 2020 agreement to an 85% reduction in base salary otherwise payable for the remainder of 2020 and was fully vested upon its grant.

Agreements with our Named Executive Officers

We have entered into offer letter agreements with each of our named executive officers which are described below. For a discussion of the severance pay and other benefits available in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below. In addition, each of our named executive officers is eligible to participate in the employee benefit plans generally available to our employees.

Stephen Connelly, Ph.D. In January 2018, we entered into an offer letter with Dr. Connelly, which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility to receive an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Krishna R. Polu, M.D. In August 2018, we entered into an offer letter with Dr. Polu, which governed the terms of his employment with us. In September 2020, we entered into an amendment to the offer letter with Dr. Polu, to provide that Dr. Polu’s last date of employment was to be December 31, 2020, to allow Dr. Polu to receive a discretionary bonus for 2020 even if not employed on the date of payment, to allow for vesting of stock options through March 31, 2021, and to remove certain termination and change of control benefits.

Bruce D. Steel. In June 2018, we entered into an offer letter with Mr. Steel, which governs the terms of his employment with us. The offer letter provides for an initial annual base salary and eligibility for an annual performance-based bonus, based on the attainment of individual and corporate objectives to be determined and approved by us.

Potential Payments and Benefits upon Termination or Change in Control

Each of our named executive officer’s employment is at will and may be terminated by us at any time. Regardless of the manner in which the named executive officer’s service terminates, such named executive officer is entitled to receive any and all accrued but unpaid amounts earned during his or her term of service, including unpaid salary, as applicable. In addition, the offer letter agreements with each of Dr. Connelly and Mr. Steel each provide that, if we terminate such named executive officer’s employment without cause, the named executive officer is entitled to receive (i) continuation of the applicable named executive officer’s then-current base salary for six months and (ii) payment of the premiums for group health insurance COBRA continuance coverage for six months or, if earlier, until the date on which the named executive officer becomes eligible to receive comparable benefits from another employer.

Additionally, if we terminate the named executive officer’s employment without cause within one month prior to, or 12 months following, certain change of control and asset sale transactions, the named executive officer is entitled to receive (i) continuation of the applicable named executive officer’s then-current base salary for 12 months, (ii) an amount equal to the applicable named executive officer’s target annual bonus and (iii) payment of the premiums for group health insurance COBRA continuance coverage for 12 months or, if earlier, until the date on which the named executive officer becomes eligible to receive comparable benefits from another employer. In each case, the severance benefits are conditioned upon the execution and non-revocation of a general release of claims by the applicable named executive officer in a form provided by us. Our named executive officers are also entitled to “double trigger” vesting acceleration upon their respective terminations in connection with a change in control, as described above under “—Equity Based Incentive Awards”.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2020:

	Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date
Stephen Connelly, Ph.D.	2/13/2019	41,250	48,750	$7.16	2/12/2029
	12/10/2019	22,500	67,500	$4.75	12/9/2029
	5/19/2020	—	60,000	$2.80	5/18/2030
Krishna R. Polu, M.D.	8/16/2018	117,121	13,014	$2.45	8/15/2028(3)
	2/13/2019	41,250	5,625	$2.45	2/12/2029(3)
	12/10/2019	31,250	7,812	$2.45	12/9/2029(3)
Bruce D. Steel	2/13/2019	27,284	17,068	$7.16	2/12/2029
	2/13/2019	13,966	31,682	$7.88	2/12/2024
	12/10/2019	25,000	75,000	$4.75	12/9/2029
	5/19/2020	—	60,000	$2.80	5/18/2030
	5/28/2020	100,110(4)	—	$3.53	5/27/2030

(1)

With the exception of Dr. Polu’s August 2018 stock option award, all of the outstanding stock option awards were granted under and subject to the terms of the 2018 Plan, the terms of which are described below under

“— Equity Benefit Plans.” Dr. Polu’s August 2018 stock option award was granted under and subject to the terms of the 2017 Plan, the terms of which are described below under “— Equity Benefit Plans.”

(2)

All of the stock option awards were granted with a per share exercise price at least equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board. Unless otherwise noted, all options granted provide for the following “standard” vesting schedule: 25% of the shares subject to the option vest on the 12-month anniversary of the grant date and the remaining shares subject to the option vest in equal monthly installments over the next three years subject to the named executive officer’s continued service to us. The options are subject to potential vesting acceleration as described above under “— Agreements with our Named Executive Officers” and “— Potential Payments and Benefits Upon Termination or Change in Control.”

(3)	Pursuant to the terms of Dr. Polu’s resignation, his options stopped vesting on March 31, 2021 and will expire as of June 30, 2021.
(4)	Mr. Steel’s May 28, 2020 option grant was fully vested at the date of grant.

Option Repricings

On April 22, 2020, the Board approved a repricing of outstanding options to purchase 1,475,093 shares of our common stock held by employees, including executive officers (but excluding any employees who serve on the Board) that had exercise prices in excess of the closing stock price on April 22, 2020 and were granted under our equity incentive plans. As a result of the repricing, the exercise price of such options was lowered to $2.45 per share, the closing price of our common stock on April 22, 2020. The vesting schedule and term of these options remained unchanged.

The Board effectuated the repricing to realign the value of such options with their intended purpose, which is to retain and motivate the holders of such options to continue to work in the best interests of the Company and its stockholders. Prior to the repricing, many of the options had exercise prices well above the recent market prices of our common stock, including prior to the market volatility that has generally been associated with the COVID-19 pandemic.

Perquisites Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2020. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2020 was up to an additional $6,500 above the statutory limit. We currently do not make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future, if it determines that doing so is in our best interests.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by stockholders (2)	2,463,317	$3.71	1,652.060
Equity compensation plans not approved by stockholders (3)	—	$—	—
Total	2,463,317		1,652,060

(1)

Under the terms of the 2018 Plan, the number of shares of our common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each calendar year through January 1, 2028, in an amount equal to 5.0% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors.  Under the terms of our 2018 Employee Stock Purchase Plan (“ESPP”), the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year through January 1, 2028, by the lesser of (1) 1.0% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (2) 343,275 shares; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2).

(2)	Includes the 2017 Plan, the 2018 Plan and our ESPP. 612,529 shares under column (c) are attributable to our ESPP.
(3)	As of December 31, 2020, we did not have any equity compensation plans that were not approved by our stockholders.

Equity Benefit Plans

2018 Equity Incentive Plan

Our Board adopted our 2018 Plan in October 2018 and our stockholders approved our 2018 Plan in October 2018. The 2018 Plan became effective on October 11, 2018 in connection with our initial public offering. The 2018 Plan is a successor to and continuation of our 2017 Plan. No further grants will be made under the 2017 Plan.

Our 2018 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2018 Plan and is referred to as the “plan administrator” herein. Our Board or Compensation Committee may also delegate certain limited authority to one or more of our officers.

ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined in the 2018 Plan), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event of a change in control, the plan administrator may take any of the above-mentioned actions. Awards granted under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

2017 Equity Incentive Plan

Our Board and our stockholders approved our 2017 Plan in December 2017. No further awards may be granted under the 2017 Plan, and all outstanding awards granted under the 2017 Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2018 Plan in accordance with its terms.

Our 2017 Plan provided for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock, restricted stock units and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our Compensation Committee administers our 2017 Plan and is referred to as the “plan administrator” herein.

If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of up to three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.

If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of up to 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Our 2017 Plan provides that in the event of a “corporate transaction” (as defined in the 2017 Plan) unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;
•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•

cancel or arrange for the cancellation of the stock award, to the extent not exercised before the effective time of the transaction, in exchange for a payment in such form as may be determined by our Board, equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of common stock in connection with the transaction, over (B) the per share exercise price under the stock award (if any), multiplied by the number of vested shares subject to the stock award;

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise;

•

suspend the exercise of the stock award, prior to the effective time of the transaction, for such period as our Board determines is necessary to facilitate the negotiation and consummation of the transaction; and

•

if a stock award is eligible for “early exercise,” cancel or arrange for the cancellation of any such “early exercise” rights upon the transaction, such that following the transaction, such stock award may only be exercised to the extent vested.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.

2018 Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, our ESPP in October 2018 and the ESPP became effective on October 11, 2018 in connection with our initial public offering. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Our Compensation Committee administers the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP, subject to certain limitations set forth in the ESPP of offering document thereunder. Unless otherwise determined by our Compensation Committee or Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Director Compensation

Prior to our initial public offering in 2018, we did not pay cash compensation to any of our non-employee directors for service on our Board. However, we did pay equity compensation to our non-employee directors for service on our Board. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.

On May 19, 2020, we granted each of Drs. Manian and Pruzanski, Ms. Demski and Mr. McDermott an option to purchase 24,000 shares of common stock at an exercise price of $2.80 per share. Such option vests in 12 successive equal monthly installments beginning on May 19, 2020, subject to their continued service with us. On May 28, 2020, we granted Dr. Manian and Mr. McDermott an option purchase 20,634 and 19,916 shares, respectively of common stock at an exercise price of $3.53 per share concurrent with their decision to forego 100% of their respective annual cash retainers otherwise payable to them for the remainder of 2020.  These May 28, 2020 option grants were fully vested on the date of grant.

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2020 to each of our directors that was not also a named executive officer:

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Daniel Bradbury	92,194(4)	70,168	162,362
Martha J. Demski	60,000	47,875	107,875
Bala S. Manian, Ph.D.	14,375(4)	98,309	112,684
Charles McDermott	13,875(4)	96,554	110,429
Mark Pruzanski, M.D.	44,000	47,875	91,875

(1)

Dr. Connelly and Mr. Steel did not earn compensation during 2020 for their services on the Board. Dr. Connelly’s and Mr. Steel’s compensation is fully reflected in the “— Summary Compensation Table” above.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted in 2020 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock option awards, the exercise of the stock option awards or the sale of the common stock underlying such stock option awards.

(3)

As of December 31, 2020, the aggregate number of shares subject to outstanding options to purchase our common stock held by our non-employee directors, as well as Mr. Bradbury, was as follows: 154,708 shares for Mr. Bradbury, 36,000 shares for Ms. Demski, 56,634 shares for Dr. Manian, 55,916 shares for Mr. McDermott and 36,000 shares for Dr. Pruzanski.

(4)

In May 2020, Mr. Bradbury voluntarily agreed to a 65% reduction in his base salary otherwise payable for the remainder of 2020 and Dr. Manian and Mr. McDermott voluntarily agreed to forego 100% of their annual cash retainers otherwise payable to them for the remainder of 2020.

Our Board adopted a director compensation policy in May 2020 that became effective on May 19, 2020 and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000;
•	an additional cash retainer of $20,000 to the chairman of the Board;
•

an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the additional cash retainer for committee membership);

•

an initial option grant to purchase 24,000 shares of our common stock for each non-employee director who first joins our Board, on the date of initial election or appointment to the Board, vesting over a three-year period following the grant date; and

•

an annual option grant to purchase 24,000 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting, vesting over the one-year period following the grant date.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined in the 2018 Plan). The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for death, disability or cause. The options will be granted under our 2018 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2018 Plan.”

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions with related persons since January 1, 2019, to which we have been a party and in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

Employment Arrangements

We currently have written offer letters with our executive officers. For information about our offer letters with our named executive officers, refer to “Executive and Director Compensation— Agreements with our Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors. For information about our stock option awards to our named executive officers and our directors, refer to “Executive and Director Compensation—Equity-Based Incentive Awards”, “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Executive and Director Compensation—Director Compensation.”

Biocon Agreements

In May 2017, we entered into a collaboration and license agreement (the “Biocon License”) and a clinical supply agreement with Biocon SA (subsequently assigned to Biocon Limited) (collectively, “Biocon”), one of our 5% stockholders. In connection with the Biocon License, we entered into a Common Stock Purchase Agreement with

Biocon, pursuant to which we issued 2,088,074 shares of our common stock as consideration under the Biocon License.

In connection with the closing of our initial public offering, we issued to Biocon an additional 228,060 shares of common stock pursuant to certain anti-dilution rights that were satisfied in full upon such issuance.

In February 2020, we entered into a master services agreement with Syngene International Limited (“Syngene”), a wholly-owned subsidiary of Biocon, for chemistry, manufacturing and controls services associated with itolizumab development. During the fiscal year ended December 31, 2020, we entered into four contracts with Syngene totaling $222,000, of which $130,000 was paid to Syngene. During the fiscal year ended December 31, 2020, we entered into three purchase orders with Biocon for drug product and related shipping totaling $324,000, of which $54,000 was paid to Biocon. During the three months ended March 31, 2021, we cancelled the quantity ordered under the 2020 purchase orders that were not yet received as of December 31, 2020 totaling $266,000.

Board Appointment

In February 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional investors, whereby we sold 4,285,710 shares of common stock and issued warrants to purchase 1,285,713 shares of common stock for gross proceeds of $30.0 million.  Pursuant to the terms of the Purchase Agreement, we agreed to appoint Dr. Yu (Katherine) Xu, Ph.D. to our Board as a Class II director.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Equillium stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Equillium. Direct your written request to Equillium, Inc., Attn: Secretary, 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037, or call us at (858) 412-5302. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bruce D. Steel
President and Chief Executive Officer

April 9, 2021

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Secretary, Equillium, Inc., 2223 Avenida de la Playa, Suite 105, La Jolla, California, 92037.

equillium P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/EQ Cast your vote online. Have your Proxy Card ready. Follow the simple instructions to record your vote. PHONE Call 1-855-680-7102 Use any touch-tone telephone, 24 hours a day, 7 days a week. Have your Proxy Card ready. Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope provided. CONTROL NUMBER <— Please fold here — Do not separate —> Equillium, Inc. Annual Meeting of Stockholders For Stockholders as of April 01, 2021 TIME: Wednesday, May 26, 2021 01:00 PM, Pacific Time PLACE: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/EQ for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bruce D. Steel and Jason A. Keyes, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Equillium, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Equillium, Inc. Annual Meeting of Stockholders Please make your marks like this: Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. BOARD OF DIRECTORS RECOMMENDS 1. PROPOSAL YOUR VOTE Election of the three nominees for Class III director named herein to hold office until the 2024 annual meeting of stockholders and until his or her successor has been duly elected or qualified, or until his or her earlier death, resignation or removal. FOR WITHHOLD To vote for all directors mark here: 1.01 Daniel M. Bradbury FOR 1.02 Martha J. Demski for 1.03 Mark Pruzanski, M.D for 1. To ratify, in a non-binding vote, the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. FOR AGAINST ABSTAIN FOR NOTE: To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/EQ. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date